UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 21, 2024, Knightscope, Inc. (“we,” “us,” “our,” or the “Company”) priced its recently announced public offering (the “offering”) of Class A common stock (and pre-funded warrants issued in lieu thereof) for gross proceeds of approximately $12.1 million. The pre-funded warrants are exercisable immediately on the date of issuance at an exercise price of $0.001 per share and may be exercised at any time until all of the pre-funded warrants are exercised in full. The securities in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on February 1, 2023, and subsequently declared effective on February 8, 2023 (File No. 333-269493) (the “Registration Statement”), the base prospectus contained in the Registration Statement, as supplemented by the preliminary prospectus supplement, dated November 21, 2024 (the “Prospectus Supplement”), and a final prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act. The offering is expected to close on or about November 25, 2024, subject to the satisfaction of customary closing conditions.

The offering was conducted pursuant to an underwriting agreement (the “Agreement”) between the Company and Titan Partners Group LLC, a division of American Capital Partners, LLC, as the sole bookrunner (the “Underwriter”), that was entered into on November 21, 2024. Pursuant to the Agreement, we sold 393,659 shares of Class A common stock and pre-funded warrants to purchase 816,341 shares of Class A common stock in the offering at a public offering price of $10.00 per share and $9.999 per pre-funded warrant, less underwriting discounts and commissions. We also granted the Underwriter a 30-day option to purchase up to an additional 181,500 shares of Class A common stock (or pre-funded warrants) from the Company at the public offering price, less underwriting discounts and commissions. We also agreed to issue to the Underwriter a warrant to purchase 36,300 shares of Class A common stock and 3% of the securities sold upon the exercise of the Underwriters’s overallotment option, which such warrant is exercisable commencing 180 days after the date of the Agreement, and will be exercisable for a period of five years from the date of the Agreement, at an exercise price of $18.29 per share. The material terms of the offering are described in the Registration Statement and the Prospectus Supplement. The Agreement contains customary representations, warranties and agreements of us. We also agreed in the Agreement to indemnify the Underwriter against certain liabilities.

The foregoing descriptions of the Agreement, pre-funded warrant and underwriter warrant are not complete and are qualified in their entirety by reference to the full text of the Agreement, a form of pre-funded warrant and a form of underwriter warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on form 8-K and are incorporated by reference herein.

The legal opinion and consent of Haynes and Boone, LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 21, 2024, the Company issued a press release announcing that it had launched the offering. The full text of the press release is attached hereto as Exhibits 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

On November 21, 2024, the Company issued a press release announcing that it had priced the offering. The full text of the press release is attached hereto as Exhibits 99.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 and 99.2. The information in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated November 21, 2024, between Knightscope, Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Underwriter Warrant
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
99.1	Press Release dated November 21, 2024
99.2	Press Release dated November 21, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: November 22, 2024	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chief Executive Officer and President